Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Trend Micro Incorporated of our report dated March 25, 2004 relating to the financial statements and financial statement schedule, which appears in the Form 20-F of Trend Micro Incorporated for the year ended December 31, 2003 filed on June 1, 2004.

/s/ ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

December 15, 2004